UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 20, 2013

(Date of earliest reported)

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5605 Green Circle Drive, Minnetonka, MN 55343

(Address of principal executive offices, including zip code)

(763) 504-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2013, Multiband Corporation (the Company) completed a financing transaction with Fifth Third Bank that will provide up to $30.0 million of senior secured debt financing. Proceeds from the financing will be used to  pay off its existing secured indebtedness, and  to fund working capital needs. The financing package will consist of a $20.0 million term loan and a $10.0 million revolving line of credit. The term loan will amortize over five years on a straight line basis at a rate of $1.0 million per quarter. In addition to the quarterly principal payments, the Company will be required to make additional annual principal payments equal to 50% of excess cash flow as defined in the agreement. Interest under the term loan will be based on the 30-day LIBOR rate plus 5.5%. The revolving line of credit will be available based on 80% of eligible accounts receivable plus up to 50% of eligible inventory. Borrowings under the revolving line of credit shall bear interest at the 30-day LIBOR rate plus 5.0%. Interest will be payable monthly in arrears. The financing agreements contain certain financial covenants. Both facilities will be secured by a valid, perfected, first and only priority security interest in all tangible and intangible assets and will mature on April 30, 2016.

The facilities will be subject to certain financial covenants including, but not limited to, a minimum fixed charge coverage ratio, minimum EBITDA levels, maximum total leverage ratio and a limitation of annual capital expenditures, all as defined in the agreement.

In connection with this transaction, the Company incurred the following fees:

•	A commitment fee of $50,000,
•	An upfront fee equal to 2.0% of the facility,
•	An annual administrative fee equal to $25,000,
•	An unused revolver fee equal to 0.5% of the average unused revolver balance.

In addition, if the Company prepays the term loan prior to the second anniversary of the closing date, a payment equal to (a) 2.0% of the principal amount prepaid if on or prior to the first anniversary of the closing date or (b) 1.0% of the principal amount prepaid if after the first anniversary date and before the second anniversary date, will be due and payable to the lenders.

Item 9.01 Financial Statements and Exhibits.

 (d) The following exhibits are filed with this Form 8-K:

The following exhibits are being filed with this Current Report on Form 8-K and are hereby incorporated herein by reference:

Exhibit No.	Description

10.1	Credit Agreement between Multiband Corporation (and subsidiaries) and Fifth Third Bank dated March 20, 2013	Filed Electronically

10.2	Guarantee and Collateral Agreement between Multiband Corporation (and subsidiaries) and Fifth Third Bank dated March 20, 2013	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: March 21, 2013	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

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Exhibit Index

No.	Description	Manner of Filing

10.1	Credit Agreement between Multiband Corporation (and subsidiaries) and Fifth Third Bank dated March 20, 2013	Filed Electronically
10.2	Guarantee and Collateral Agreement between Multiband Corporation (and subsidiaries) and Fifth Third Bank dated March 20, 2013	Filed Electronically

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